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                                                                      EXHIBIT 11

                          DATUM INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
Primary earnings:
Net income.............................................  $    1,974     $       60     $      936
                                                         ----------     ----------     ----------
Weighted average number of common shares outstanding...   4,061,014      3,713,710      2,628,727
Effect of common stock equivalents.....................     192,005        240,597        104,085
                                                         ----------     ----------     ----------
Weighted average common shares outstanding as
  adjusted.............................................   4,253,019      3,954,307      2,732,812
                                                         ----------     ----------     ----------
Primary earnings per common share......................  $      .46     $      .02     $      .34
                                                         ==========     ==========     ==========
Assuming full dilution:
Net income.............................................  $    1,974     $       60     $      936
                                                         ----------     ----------     ----------
Weighted average number of common shares outstanding...   4,061,014      3,713,710      2,628,727
Effect of common stock equivalents.....................     232,817        253,157        126,706
                                                         ----------     ----------     ----------
Weighted average common shares outstanding as
  adjusted.............................................   4,293,831      3,966,867      2,755,433
                                                         ----------     ----------     ----------
Earnings per common share assuming full dilution.......  $      .46     $      .02     $      .34
                                                         ==========     ==========     ==========
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